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CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-88634) of Pacific Capital Bancorp of our report dated June 14, 2002 relating to the financial statements of the Pacific Capital Bancorp Incentive & Investment and Salary Savings Plan, which appears in this Form 11-K.

/s/  PricewaterhouseCoopers LLP
      Hartford, Connecticut
      June 17, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS